EXHIBIT 4.2

                                SECOND AMENDMENT
                                     to the
                                CREDIT AGREEMENT


                  SECOND AMENDMENT, dated as of April 11, 2003 (this "Amendment"), to the Credit Agreement, dated as of May 24, 2002, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among IKON Office Solutions, Inc., an Ohio corporation (the "Company"), IOS Capital, LLC, a Delaware limited liability company ("IOSC"), IKON Capital, PLC, an English company, and IKON Capital, Inc., a Canadian corporation (each of the above, individually, a "Borrower", and collectively, the "Borrowers"), the Lenders from time to time parties to the Credit Agreement, J.P. Morgan Bank Canada, as Canadian Administrative Agent and JPMorgan Chase Bank, as Administrative Agent.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

                  WHEREAS, the Company has requested that certain Defaults or Events of Default that may have occurred prior to the date of this Amendment be waived and certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment; and

                  WHEREAS, the Lenders are willing to consent to the waivers and amendments on and subject to the terms and conditions contained herein.

                  NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

      I. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      II.   Amendments to the Credit Agreement.

2.1 Section 6.01(a). Section 6.01(a) of the Credit Agreement is hereby amended by deleting the chart in its entirety and substituting in lieu thereof the following chart:

                                                              Corporate
            Fiscal Quarter Ending                           Leverage Ratio
                June 30, 2002                                 4.00:1.00
              September 30, 2002                              3.50:1.00
              December 31, 2002                               3.50:1.00
                March 31, 2003                                3.75:1.00


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                June 30, 2003                                 3.75:1.00
              September 30, 2003                              3.75:1.00
              December 31, 2003                               3.25:1.00
                March 31, 2004                                3.00:1.00
                June 30, 2004                                 3.00:1.00
              September 30, 2004                              3.00:1.00
              December 31, 2004                               3.00:1.00
        March 31, 2005 and thereafter                         3.00:1.00

      III. Waiver. The Lenders and the Administrative Agent hereby waive any Default or Event of Default under Article VII of the Credit Agreement that may have occurred prior to the date of this Amendment as a result of the Borrowers' non-compliance with the Corporate Leverage Ratio for the fiscal quarter ending March 31, 2003.

      IV. Conditions Precedent. This Amendment shall become effective as of the date when each of the conditions precedent set forth below shall have been fulfilled:

      4.1 Amendment. The Administrative Agent (or its counsel) shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrowers and each Lender.

      4.2 Consent. The Administrative Agent (or its counsel) shall have received an Acknowledgment and Consent, in the form of Exhibit A hereto, executed by each Subsidiary Guarantor.

      4.3 Payment of Fees. The Borrowers shall have paid all fees of the Administrative Agent that are reasonably incurred in connection with this Amendment.

      V. General.

      5.1 Representation and Warranties. The representations and warranties set forth in the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the date hereof, except as they may specifically relate to an earlier date.

      5.2 Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly

                                       2

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waived or amended hereby,  the provisions of the Credit  Agreement are and shall remain in full force and effect.

      5.3 Amendment, Etc. This Amendment may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

      5.4 Amendment Binding. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      5.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      5.6 Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

                                       3

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                     IKON OFFICE SOLUTIONS, INC.


                                     By /s/ KATHLEEN M. BURNS
                                     ---------------------------------
                                          Name: Kathleen M. Burns
                                          Title:  Vice President and Treasurer


                                     IOS CAPITAL, LLC


                                     By /s/ KATHLEEN M. BURNS
                                     ---------------------------------
                                          Name:  Kathleen M. Burns
                                          Title:   Vice President and Treasurer


                                     IKON CAPITAL, PLC


                                     By s/ KATHLEEN M. BURNS
                                     ---------------------------------
                                          Name:  Kathleen M. Burns
                                          Title:


                                     IKON CAPITAL, INC.


                                     By s/ KATHLEEN M. BURNS
                                     ---------------------------------
                                          Name:  Kathleen M. Burns
                                          Title:   Treasurer

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                                     JPMORGAN CHASE BANK, individually and as
                                     Administrative  Agent,


                                     By /s/ ROBERT T. SACKS
                                     ---------------------------------
                                           Name:  Robert T. Sacks
                                           Title:    Managing Director


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                                     J.P. MORGAN BANK CANADA, as
                                     Canadian     Administrative
                                     Agent,


                                     By /s/ CHRISTINE CHAN
                                     ---------------------------------
                                           Name:  Christine Chan
                                           Title:    Vice President

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                                     BANK OF AMERICA, N.A.


                                     By /s/ B. KENNETH BURTON, JR.
                                     ---------------------------------
                                           Name:  B. Kenneth Burton, Jr.
                                           Title:   Vice President

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                                     THE BANK OF NEW YORK


                                     By /s/ DAVID S. CSATARI
                                     ---------------------------------
                                           Name:  David S. Csatari
                                           Title:    Vice President


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                                     DEUTSCHE BANK AG
                                     New York Branch


                                     By /s/ CHRISTINE DALLWITZ
                                     ---------------------------------
                                           Name: Christine Dallwitz
                                           Title:   Director


                                     By /s/ HANS-YOSEF THIELE
                                     ---------------------------------
                                           Name: Hans-Yosef Thiele
                                           Title:   Director



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                                     FIFTH THIRD BANK


                                     By /s/ CHRISTINE L. WAGNER
                                     ---------------------------------
                                           Name:  Christine L. Wagner
                                           Title:   Assistant Vice President

                                     LEHMAN COMMERCIAL PAPER INC.


                                     By /s/ SUZANNE FLYNN
                                     ---------------------------------
                                           Name:  Suzanne Flynn
                                           Title:   Authorized Signatory

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                                     PNC BANK, NATIONAL ASSOCIATION


                                     By /s/ KAREN L. KOOMAN
                                     ---------------------------------
                                           Name:  Karen L. Kooman
                                           Title:    Vice President


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                                     THE ROYAL BANK OF SCOTLAND PLC


                                     By /s/ JAYNE SEAFORD
                                     ---------------------------------
                                           Name:  Jayne Seaford
                                           Title:   Senior Vice President

                                     WACHOVIA BANK, NATIONAL ASSOCIATION


                                     By /s/ ANNE L. SAYLES
                                     ---------------------------------
                                           Name:  Anne L. Sayles
                                           Title:    Director



                                                                      EXHIBIT A


                           ACKNOWLEDGMENT AND CONSENT
                 TO THE SECOND AMENDMENT TO THE CREDIT AGREEMENT

      Reference is made to the Credit Agreement described in the foregoing Amendment (the "Credit Agreement"; terms defined in the Credit Agreement and used in this Acknowledgement and Consent shall have the meanings given to such terms in the Credit Agreement). Each of the undersigned Subsidiary Guarantors do hereby (i) consent and agree to the foregoing Amendment and (ii) acknowledge and agree that the guarantees and grants of security interests contained in the Subsidiary Guarantee are, and shall remain, in full force and effect after giving effect to the foregoing Amendment and all prior modifications, if any, to the Credit Agreement.


                             IKON OFFICE SOLUTIONS TECHNOLOGY SERVICES, LLC


                             By:  /s/ WILLIAM S. URKIEL
                             -------------------------------------
                             Name:  William S. Urkiel
                             Title:    Vice President and Manager


                             IKON OFFICE SOLUTIONS WEST, INC.


                             By:  /s/ STEPHEN RINALDI
                             -------------------------------------
                             Name:  Stephen Rinaldi
                             Title:   Vice President and Director



                             IKON REALTY, INC.


                             By:  /s/ WILLIAM S. URKIEL
                             -------------------------------------
                             Name:  William S. Urkiel
                             Title:    President and Sole Director



                             INA NORTH AMERICA HOLDINGS, INC.


                             By:  /s/ WILLIAM S. URKIEL
                             -------------------------------------
                             Name:   William S. Urkiel
                             Title:     President and Director